Exhibit 99.1

1 Hatch Street Upper Dublin 2, Ireland
Phone	+353 (0)1 400 5500
Fax	+353 (0)1 405 2033
xlgroup.com

Press Release

Contact:	David Radulski	Carol Parker Trott
	Investor Relations	Media Relations
	(203) 964-3470	(441) 294-7290

XL GROUP PLC PUBLISHES 2011 GLOBAL LOSS TRIANGLES

Dublin, Ireland – May 11, 2012 - XL Group plc (“XL”) (NYSE: XL) announced today that it has published its Global Loss Triangles for the year ending December 31, 2011.

These documents are available in the Investor Relations section of XL's website located at www.xlgroup.com.

About XL Group plc

XL Group plc, through its subsidiaries, is a global insurance and reinsurance company providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises throughout the world. XL is the company clients look to for answers to their most complex risks and to help move their world forward. Its principal offices are located at No.1 Hatch Street Upper, 4th Floor, Dublin 2, Ireland. To learn more, visit www.xlgroup.com

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